EXHIBIT 4.4


                               OUTSIDE DIRECTORS

      1997 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS, OFFICERS AND EMPLOYEES
                           OF FALMOUTH BANCORP, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT


                                                              -      -
------------------------------------------------      ------------------------
             Name of Option Recipient                  Social Security Number


-------------------------------------------------------------------------------
                                 Street Address


------------------------  -------------------------  --------------------------
          City                      State                     ZIP Code


This Non-Qualified Stock Option Agreement is intended to set forth the terms and conditions on which a Stock Option has been granted under the 1997 Stock Option Plan for Outside Directors, Officers and Employees of Falmouth Bancorp, Inc. Set forth below are the specific terms and conditions applicable to this Non-Qualified Stock Option. Attached as Exhibit A are its general terms and conditions.



===============================================================================
        Option Grant             (A)       (B)       (C)       (D)       (E)
===============================================================================

                 Grant Date:
   Class of Optioned Shares*    Common    Common    Common    Common    Common
     No. of Optioned Shares*
   Exercise Price Per Share*

           Vesting
     Earliest Exercise Date*
     Option Expiration Date*
===============================================================================

<F*>  Subject to adjustment as provided in the Plan and the General Terms and
      Conditions.

By signing where indicated below, Falmouth Bancorp, Inc. (the "Company") grants this Non-Qualified Stock Option with respect to the shares of its common stock, par value $0.01 per share ("Common Stock"), identified above, upon the specified terms and conditions, and the Option Recipient acknowledges receipt of this Non-Qualified Stock Option Agreement, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein.

FALMOUTH BANCORP, INC.                            OPTION RECIPIENT


By
   --------------------------------------------   -----------------------------
   Name:  Santo P. Pasqualucci                    Name of Recipient
   Title: President and Chief Executive Officer

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Instructions: This page should be completed by or on behalf of the Compensation
Committee. Any blank space intentionally left blank should be crossed out. An option grant consists of a number of optioned shares with uniform terms and conditions. Where Options are granted on the same date with varying terms and conditions (for example, varying exercise prices or earliest exercise dates), the Options should be recorded as a series of grants each with its own uniform terms and conditions.


                         EXHIBIT A - OUTSIDE DIRECTORS

     1997 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS, OFFICERS AND EMPLOYEES
                           OF FALMOUTH BANCORP, INC.

                             STOCK OPTION AGREEMENT

                          General Terms and Conditions

      Section 1. Non-Qualified Stock Option. The Company intends the Option evidenced hereby not to be an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code of 1986 ("Code"). This Option shall be treated for all purposes as a Non-Qualified Stock Option under the Code.

      Section 2. Option Period. (a) You shall have the right to purchase all or any portion of the optioned Common Stock at any time during the period ("Option Period") commencing on the Earliest Exercise Date and ending on the earliest to occur of the following dates:

            (i) the date of your "removal for cause" determined in accordance with the Company's By-Laws; or

            (ii) the last day of the ten-year period commencing on the date on which the Option was granted.


      (b) Upon the termination of your service with the Company, any Option granted hereunder whose Earliest Exercise Date has not occurred is deemed forfeited. In the event your service terminates on account of a Change in Control or your Retirement, Disability or death, the date of your termination of service shall be the Earliest Exercise Date for any Option that is not already exercisable.

      Section 3. Exercise Price. During the Option Period, and after the applicable Earliest Exercise Date, you shall have the right to purchase all or any portion of the optioned Common Stock at the Exercise Price per share.

      Section 4. Method of Exercise. You may, at any time during the Option Period provided by section 2, exercise your right to purchase all or any part of the optioned Common Stock then available for purchase; provided, however, that the minimum number of shares of optioned Common Stock which may be purchased shall be one hundred (100) shares or the total number of shares of optioned Common Stock then available for purchase, if less. You may exercise such right by:

      (a) giving written notice to the Committee, in the form attached hereto as Appendix A; and

      (b) delivering to the Committee full payment of the Exercise Price for the optioned Common Stock to be purchased.

The date of exercise shall be the earliest date practicable following the date the requirements of this section 4 have been satisfied, but in no event more than three (3) days after such date. Payment shall be made (i) in United States dollars by certified check, money order or bank draft made payable to the order of Falmouth Bancorp, Inc., (ii) in shares of Common Stock, already owned by you, duly endorsed for transfer and with all necessary stock transfer tax stamps attached, having a fair market value equal to the Exercise Price, such fair market value to be determined in such manner as may be provided by the Committee or as may be required in order to comply with or conform to the requirements of any applicable laws or regulations, (iii) by requesting the Company to cancel, without payment, shares of optioned Common Stock having a fair market value (determined by the Committee in accordance with provisions of the immediately preceding subsection (ii)) equal to the Exercise Price of the Options being exercised, or (iv) in a combination of any of the foregoing methods.

      Section 5. Delivery and Registration of Optioned Shares. As soon as practicable following the date on which you have satisfied the requirements of section 4, the Committee shall take such action necessary to cause the Company to issue a stock certificate evidencing your ownership of the optioned Common Stock that has been purchased. You shall have no right to vote or to receive dividends, nor have any other rights with respect to optioned Common Stock, prior to the date as of which such optioned Common Stock is transferred to you on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected. The obligation of the Company to deliver Common Stock under this Agreement shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the person to whom such Common Stock is to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Common Stock or upon the occurrence of any other event elimi nating the necessity of such representation. The Company shall not be required to deliver any Common Stock under this Agreement prior to (a) the admission of such Common Stock to listing on any stock exchange on which Common Stock may then be listed, or (b) the completion of such registration or other qualification under any state or federal law, rule or regulations as the Committee shall determine to be necessary or advisable.

      Section 6. Adjustments in the Event of Reorganization. In the event of any merger, consolidation, or other business reorganization in which the Company is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of shares of Common Stock held by each person who is then a shareholder of record, the number of shares of Common Stock subject to the Option granted hereunder and the Exercise Price per share of such Option shall be adjusted in accordance with section 8.3 of the Plan to account for such event. In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, any exercisable Option granted hereunder shall be cancelled or adjusted in accordance with the Plan. In the event that the Company shall declare and pay any dividend with respect to shares of Common Stock (other than a dividend payable in shares of Common Stock) which results in a nontaxable return of capital to the holders of shares of Common Stock for federal income tax purposes, or otherwise than by dividend makes distribution of property to the holders of its shares of Common Stock, at the election of the Committee, the Company shall either (i) make an equivalent payment to each Person holding an outstanding Option as of the record date for such dividend or distribution in accordance with section 8.3 of the Plan or (ii) adjust the Exercise Price per share of outstanding Options in such a manner as the Committee may determine to be necessary to reflect the effect of the dividend or distribution, or (iii) take any other action described in section 8.3(c) of the Plan.

      Section 7. No Right to Continued Service. Nothing in this Agreement nor any action of the Board or Committee with respect to this Agreement shall be held or construed to confer upon you any right to a continuation of service by the Company. You may be dismissed or otherwise dealt with as though this Agreement had not been entered into.

      Section 8. Taxes. Where any person is entitled to receive shares pursuant to the exercise of the Option granted hereunder, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares to cover the amount required to be withheld.

      Section 9. Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

            (a)   If to the Committee:

                  Falmouth Bancorp, Inc.
                  20 Davis Straits
                  Falmouth, Massachusetts 02340

                  Attention:  Corporate Secretary


                  With a copy to:

                  Thacher Proffitt & Wood
                  1500 K Street, N.W., Suite 200
                  Washington, D.C.  20005

                  Attention:  Richard A. Schaberg, Esq.

            (b) If to you, to your address as shown in the personnel records of the Company or Falmouth Co-operative Bank, as applicable.

      Section 10. Restrictions on Transfer. The Option granted hereunder shall not be subject in any manner to anticipation, alienation or assignment, nor shall such Option be liable for or subject to debts, contracts, liabilities, engagements or torts, nor shall it be transferable by you other than by will or by the laws of descent and distribution or as otherwise permitted by the Plan. To name a Beneficiary who may exercise your Options following your death, complete the attached Appendix B and file it with the Corporate Secretary of Falmouth Bancorp, Inc.

      Section 11. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the Company and you and your respective heirs, successors and assigns.

      Section 12. Construction of Language. Whenever appropriate in the Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Agreement, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

      Section 13. Governing Law. This Agreement shall be construed, administered and enforced according to the laws of the Commonwealth of Massachusetts without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal law.

      Section 14. Amendment. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and you.

      Section 15. Plan Provisions Control. This Agreement and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Agreement, you acknowledge receipt of a copy of the Plan.



                      APPENDIX A TO STOCK OPTION AGREEMENT
     1997 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS, OFFICERS AND EMPLOYEES
                           OF FALMOUTH BANCORP, INC.

                       Notice of Exercise of Stock Option

Use this Notice to inform the Committee administering the 1997 Stock Option Plan for Outside Directors, Officers and Employees of Falmouth Bancorp, Inc. ("Plan") that you are exercising your right to purchase shares of common stock ("Shares") of Falmouth Bancorp, Inc. (the "Company") pursuant to an option ("Option") granted under the Plan. If you are not the person to whom the Option was granted ("Option Recipient"), you must attach to this Notice proof of your right to exercise the Option granted under the Stock Option Agreement entered into between the Company and the Option Recipient ("Agreement"). This Notice should be personally delivered or mailed by certified mail, return receipt requested to: Falmouth Bancorp, Inc., 20 Davis Straits, Falmouth, Massachusetts 02340 Attention: Corporate Secretary. The effective date of the exercise of the Option shall be the earliest date practicable following the date this Notice is received by the Company, but in no event more than three days after such date ("Effective Date"). Except as specifically provided to the contrary herein, capitalized terms shall have the meanings assigned to them under the Plan. This Notice is subject to all of the terms and conditions of the Plan and the Agreement.

OPTION INFORMATION   Identify below the Option that you are exercising by
                     providing the following information from the Stock Option
                     Agreement.

Name of Option Recipient:
                          --------------------------------------------------

Option Grant Date:                         Exercise Price per share:  $     .
                   ---------------,-------                            ------ --
                   (Month and Day)  (Year)

EXERCISE PRICE  Compute the Exercise Price below and select a method of payment.

Total Exercise Price                 x $             .   = $
                     ---------------    ------------- --    --------------------
                     (No. of Shares)    (Exercise Price)    Total Exercise Price

Method of Payment

      [ ]   I enclose a certified check, money order, or bank
            draft payable to the order of Falmouth Bancorp, Inc.
            in the amount of                                          $
                                                                       --------

      [ ]   I enclose Shares duly endorsed for transfer to the
            Company with all stamps attached and having a fair
            market value of                                           $
                                                                       --------

      [ ]   I hereby request that the Committee cancel the number
            of Shares covered by my Stock Option Agreement with
            the Company having a fair market value of                 $
                                                                       --------

            Total Exercise Price                                      $
                                                                       --------


ISSUANCE OF CERTIFICATES

   I hereby direct that the stock certificates representing the Shares purchased pursuant to section 2 above be issued to the following person(s) in the amount specified below:


           Name and Address                Social Security No.     No of Shares

                                                -      -
--------------------------------------     -------------------     ------------

--------------------------------------

                                                -      -
--------------------------------------     -------------------     ------------

--------------------------------------


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WITHHOLDING ELECTIONS  For Employee Option Recipients with Non-Qualified Stock
                       Options only. Beneficiaries and Outside Directors should not complete.

      I understand that I am responsible for the amount of federal, state and local taxes required to be withheld with respect to the Shares to be issued to me pursuant to this Notice, but that I may request the Company to retain or sell a sufficient number of such Shares to cover the amount to be withheld. I hereby request that any taxes required to be withheld be paid in the following manner [check one]:

         [ ] With a certified or bank check that I will deliver to the Committee on the day after the Effective Date of my Option exercise.

         [ ] With the proceeds from a sale of Shares that would otherwise be distributed to me.

         [ ]   Retain shares that would otherwise be distributed to me.

      I understand that the withholding elections I have made on this form are not binding on the Committee, and that the Committee will decide the amount to be withheld and the method of withholding and advise me of its decision prior to the Effective Date. I further understand that the Committee may request additional information or assurances regarding the manner and time at which I will report the income attributable to the distribution to be made to me.

      I further understand that if I have elected to have Shares sold to satisfy tax withholding, I may be asked to pay a minimal amount of such taxes in cash in order to avoid the sale of more Shares than are necessary.

COMPLIANCE WITH TAX AND SECURITIES LAWS

SIGN HERE

      I understand that I must rely on, and consult with, my own tax and legal counsel (and not the Company) regarding the application of all laws -- particularly tax and securities laws -- to the transactions to be effected pursuant to my Option and this Notice. I understand that I will be responsible for paying any federal, state and local taxes that may become due upon the sale (including a sale pursuant to a "cashless exercise") or other disposition of Shares issued pursuant to this Notice and that I must consult with my own tax advisor regarding how and when such income will be reportable.

      ----------------------------------------------     ----------------------
                        Signature                                Date

      -------------------------------------------------------------------------
                                    Address


-------------------------------------------------------------------------------


------------------------------ Internal Use Only ------------------------------

Corporate Secretary

           Received [check one]:     [ ]  By Hand     [ ]  By Mail Post Marked

                                                      -------------------------
                                                          Date of Post Mark

By
   ------------------------------------------------   -------------------------
                 Authorized Signature                      Date of Receipt

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                     APPENDIX B TO STOCK OPTION AGREEMENT
     1997 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS, OFFICERS AND EMPLOYEES
                           OF FALMOUTH BANCORP, INC.


                          Beneficiary Designation Form


GENERAL INFORMATION    Use this form to designate the Beneficiary(ies) who
                       may exercise Options outstanding to you at the time of your death.



Name of Person                                  Social
Making Designation                              Security Number      -    -
                   ---------------------------                  ----------------

BENEFICIARY DESIGNATION    Complete sections A and B. If no percentage shares
                           are specified, each Beneficiary in the same class
                           (primary or contingent) shall have an equal share.
                           If any designated Beneficiary predeceases you, the shares of each remaining Beneficiary in the same class (primary or contingent) shall be increased proportionately.


A   PRIMARY BENEFICIARY(IES).  I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death:


          Name                       Address                  Relationship           Birthdate         Share

------------------------   ---------------------------   ----------------------   ---------------   -----------%
                           ---------------------------

------------------------   ---------------------------   ----------------------   ---------------   -----------%
                           ---------------------------

------------------------   ---------------------------   ----------------------   ---------------   -----------%
                           ---------------------------
                                                                                                    Total = 100%


B   CONTINGENT BENEFICIARY(IES).  I hereby designate the following person(s)
                                  as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death as to all outstanding Options:


          Name                       Address                  Relationship           Birthdate         Share

------------------------   ---------------------------   ----------------------   ---------------   -----------%
                           ---------------------------

------------------------   ---------------------------   ----------------------   ---------------   -----------%
                           ---------------------------

------------------------   ---------------------------   ----------------------   ---------------   -----------%
                           ---------------------------
                                                                                                    Total = 100%

SIGN HERE

      I understand that this Beneficiary Designation shall be effective only if properly completed and received by the Corporate Secretary of Falmouth Bancorp, Inc. prior to my death, and that it is subject to all of the terms and conditions of the Plan. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding Options.


      ----------------------------------------------     ----------------------
                     Your Signature                                Date

-------------------------------------------------------------------------------


------------------------------ Internal Use Only ------------------------------



-------------------------------------------------------------------------------

  This Beneficiary Designation was received by                Comments
  the Corporate Secretary of Falmouth Bancorp,
  Inc. on the date indicated.



By
   --------------------------------   ----------
         Authorized Signature            Date

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